                                                                    Exhibit 22.1

                         Subsidiaries of the Registrant
                         ------------------------------

Name of Subsidiary                                              Jurisdiction of
- ------------------                                              ---------------
                                                                 Incorporation
                                                                 -------------

1.  GZA GeoEnvironmental, Inc.                                   Massachusetts

2.  GZA Remediation, Inc.                                        Massachusetts

3.  GZA Securities Corporation                                   Massachusetts

4.  GZA Drilling, Inc. (a wholly-owned                           Massachusetts
    subsidiary of GZA GeoEnvironmental, Inc.)

5.  Delta Geotechnical Services, Inc., (a wholly-owned           Massachusetts
    subsidiary of  GZA Drilling, Inc.)

6.  Grover Enterprises, Inc. (a wholly-owned subsidiary          Massachusetts
    of GZA Remediation, Inc.)

7.  GZA Texas, Inc. (a wholly-owned subsidiary of GZA            Massachusetts
    GeoEnvironmental, Inc.)




                                       60